Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 19, 2004 relating to the financial statements, which appears in National Grid Transco plc’s Annual Report on Form 20-F for the year ended March 31, 2004.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, UK
November 17, 2004